EXHIBIT 99.2
THE GOODYEAR TIRE & RUBBER COMPANY
OFFER TO EXCHANGE
11% SENIOR SECURED NOTES DUE 2011 THAT HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL
OUTSTANDING UNREGISTERED 11% SENIOR SECURED NOTES DUE 2011
SENIOR SECURED FLOATING RATE NOTES DUE 2011 THAT HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND
ALL OUTSTANDING UNREGISTERED SENIOR SECURED FLOATING
RATE NOTES DUE 2011
Pursuant to the Prospectus
Dated November 16, 2005
        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuer’s 11% Senior Secured Notes Due 2011 or Senior Secured Floating Rate Notes Due 2011 (collectively, the “Original Notes”) are not immediately available, (ii) the Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wells Fargo Bank, N.A. (the “Exchange Agent”) on or prior to the expiration of the Exchange Offer or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering Original Notes” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the expiration of the Exchange Offer. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.
The Exchange Agent for the Exchange Offer is:
WELLS FARGO BANK, N.A.

By Hand or Overnight Delivery:	By Registered or Certified Mail:	Facsimile Transmissions:

Wells Fargo Bank, N.A	Wells Fargo Bank, N.A.	(612) 667-6282
Attn: Corporate Trust Operations	Attn: Corporate Trust Operations	Attn: Corporate Trust Operations
Sixth and Marquette	Sixth and Marquette	To Confirm by Telephone
MAC N9303-121	MAC N9303-121	or for Information:
Minneapolis, MN 55479	Minneapolis, MN 55479	(800) 344-5128
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:
      The undersigned hereby tenders to The Goodyear Tire & Rubber Company, an Ohio corporation (the “Issuer”), upon the terms and subject to the conditions set forth in the Prospectus dated November 16, 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which, together with the Prospectus, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Original Notes.”

DESCRIPTION OF ORIGINAL NOTES

Aggregate
Principal
	Certificate	Amount	Principal Amount
Names(s) and Address(es) of Holder(s)	Number(s)*	Represented	Tendered**

Total Principal Amount of Original Notes:

* Need not be completed by Holders tendering by book-entry transfer.
** Original Notes may be tendered in whole or in part in multiples of $1,000. All Original Notes held shall be deemed tendered unless a lesser number is specified in this column. See Instruction 1 of the Letter of Transmittal (Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures).

If Original Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number:

Date:

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
PLEASE SIGN HERE
X

X

Signature(s) of Registered Holder(s) or Authorized Signatory
Date:

Area Code and Telephone No.:

          Must be signed by the holder(s) of the Original Notes as their name(s) appear(s) on certificates for the Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuer, provide proper evidence satisfactory to the Issuer of such person’s authority to so act.
Name:

Capacity:

Address:

(Including Zip Code)

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.
SIGNATURE GUARANTEE

(Authorized Signature)

(Printed Name)

(Title)

(Name of Firm)

Address (Including Zip Code) and Telephone Number
(Including Area Code) of Firm
Date:

NOTE:	DO NOT SEND CERTIFICATES EVIDENCING ORIGINAL NOTES WITH THIS FORM. CERTIFICATES EVIDENCING ORIGINAL NOTES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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